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CONTACTS:
Investors: Kathy Donovan	Media: Martha O'Gorman
Liberty Tax, Inc.	Liberty Tax, Inc.
Vice President, Chief Financial Officer	Chief Marketing Officer
(757) 493-8855	(757) 301-8022
investorrelations@libtax.com	martha@libtax.com

Liberty Tax Service Reports Fiscal 2015 Second Quarter Results

Virginia Beach, Va. (December 8, 2014) – Liberty Tax, Inc. (NASDAQ:TAX)

•	Revenue increased 5.7%, to $7.7 million

•	Seasonal pretax loss increased to $18.8 million

•	Adjusted Non-GAAP pretax loss increased to $15.6 million

•	Adjusted Non-GAAP net loss per share increased to $0.74

•	Non-recurring costs in the quarter of $3.3 million

Liberty Tax, Inc. (NASDAQ:TAX) (the “Company”), the parent company of Liberty Tax Service, today reported a net loss for the second fiscal quarter ended October 31, 2014 of $11.3 million, or $0.89 per share, compared to a net loss of $8.5 million, or $0.66 per share, in the prior year period. On an adjusted basis, the Company reported an adjusted non-GAAP net loss of $0.74 per share compared to an adjusted non-GAAP net loss of $0.60 per share in the prior period. Due to the seasonality of its business, the Company typically reports a loss in the second quarter.

“This is an exciting time for the tax industry and we expect to continue taking market share in a market that is growing faster than ever. We had a successful off season and believe we will deliver strong full year-over-year growth,” said John Hewitt, CEO. “We believe our ACA and SiempreTax+ initiatives position us well to take advantage of the multi-year tailwinds of the ACA and immigration reform.”

Income Statement
Revenues for the three months ended October 31, 2014 increased 5.7% to $7.7 million compared to $7.3 million in the prior year period. The increase in revenue was primarily due to increases in franchise fees and transfer fees which were driven by the Company’s ability to sell during the entire quarter, without the interruption of the sales blackout period which affected the prior year period.

Operating expenses for the three months ended October 31, 2014 increased 24.2% to $26.0 million compared to $20.9 million in the prior year period. During the three months ended October 31, 2014, the Company incurred $3.3 million in non-recurring, one-time costs. These costs included approximately $2.1 million in costs related to a tentative litigation settlement, and approximately $1.2 million in one-time severance costs.

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These items, along with investments in new initiatives, accounted for the bulk of the increase in operating expenses. Excluding non-recurring items, adjusted operating expenses increased 16.2% to $22.7 million.

Balance Sheet
The Company has drawn $51.7 million on its revolving credit facility as of October 31, 2014, compared to $38.5 million as of October 31, 2013. This increase was due to the Company’s decision to repurchase a larger amount of common stock and higher cash tax payments on prior year results.

Operational Results
During the first half of fiscal 2015, the Company sold approximately 105 new territories, compared to approximately 65 during the prior year period and 190 during the same period of 2013. The 2013 number of new territories includes 81 territories purchased under the now discontinued $0 franchise fee program. The 2013 number, net of these $0 franchise fee purchases, was approximately 109. New territories include territories sold to new franchisees and additional territories sold to existing franchisees.

This information gives insight into a portion of the Company’s sales season; however, in order to predict total office count, other factors, including terminations and the opening of previously sold territories must be considered as well. The Company expects the total office count to increase over last year, adding more year-round offices and decreasing the number of seasonal offices.

Second Quarter Conference Call
At 8:30 a.m. Eastern time on Monday, December 8, 2014, the Company will host a conference call for analysts, institutional investors and stockholders. To access the call, please dial the number below approximately 5 to 10 minutes prior to the scheduled starting time:

U.S.             855-611-0856
International         518-444-5569
Conference ID Code:     38821048

The call will also be webcast in a listen-only format. The link to the webcast can be accessed on the Company’s investor relations website at www.libertytax.com.

A telephonic replay of the call will be available beginning shortly after the call and continuing until Monday, December 15, 2014, by dialing 855-859-2056 (domestic) or 404-537-406 (international). The conference ID code is 38821048. A replay of the webcast will also be available at the site listed above beginning shortly after its conclusion.

About Liberty Tax, Inc.
Founded in 1997 by CEO John T. Hewitt, Liberty Tax, Inc., is the parent company of Liberty Tax Service. Liberty Tax is the fastest-growing tax preparation franchise and has prepared almost 18 million individual income tax returns in more than 4,400 offices and online. Liberty Tax’s online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of approximately 35,000 seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor for many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and

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reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled “Non-GAAP Financial Information.”

Forward Looking Statements
In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding future growth. These forward-looking statements, as well as Company guidance, are based upon the Company's current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things; uncertainties regarding the Company's ability to attract and retain clients; the effect of health care reform on tax preparation-related revenue; the impact of the launch of a new franchise brand; uncertainties regarding the Company’s ability to meet its prepared returns targets; competitive factors; the Company's effective income tax rate; litigation defense expenses and costs of judgments or settlements; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in the Company’s annual report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Table A
Liberty Tax, Inc.
Condensed Consolidated Balance Sheets
Unaudited, amounts in thousands

	October 31,	October 31,	April 30,
	2014	2013	2014
Current assets:
Cash and cash equivalents	$4,605	$ 2,607	$ 46,080
Receivables, net	66,577	71,055	65,656
Available-for-sale securities	—	4,606	—
Assets held for sale	5,398	—	4,413
Income taxes receivable	20,647	11,759	—
Deferred income tax asset	4,013	2,875	4,058
Other current assets	3,789	2,926	5,325
Total current assets	105,029	95,828	125,532

Property, equipment, and software, net	41,635	36,470	38,343
Notes receivable, excluding current portion, net	22,294	16,793	15,824
Goodwill	2,978	7,194	2,997
Other intangible assets, net	12,134	16,316	14,295
Other assets	2,553	2,160	1,772
Total assets	$ 186,623	$ 174,761	$ 198,763

Current liabilities:
Current installments of long-term debt	$1,965	$ 6,485	$ 6,797
Accounts payable and accrued expenses	11,798	7,851	15,023
Due to area developers	8,010	8,315	18,236
Income taxes payable	—	—	9,676
Deferred revenue - short-term portion	7,224	6,693	6,051
Total current liabilities	28,997	29,344	55,783

Long-term debt, excluding current installments	22,119	22,987	21,691
Revolving credit facility	51,711	38,459	—
Deferred revenue - long-term portion	8,368	8,092	8,059
Deferred income tax liability	5,158	2,106	3,045
Total liabilities	116,353	100,988	88,578

Stockholders' equity:
Special voting preferred stock, $0.01 par value per share	—	—	—
Class A common stock, $0.01 par value per share	117	120	124
Class B common stock, $0.01 par value per share	9	9	9
Exchangeable shares, $0.01 par value	1	1	1
Additional paid-in capital	1,365	7,818	9,411
Accumulated other comprehensive income (loss), net of taxes	(103)	1,639	66
Retained earnings	68,881	64,186	100,574
Total stockholders' equity	70,270	73,773	110,185
Total liabilities and stockholders' equity	$ 186,623	$ 174,761	$ 198,763

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Table B
Liberty Tax, Inc.
Condensed Consolidated Statements of Operations
Unaudited, amounts in thousands, except per share and share data

	Three months ended October 31,
	2014	2013	% change
Revenues:
Franchise fees	$ 1,324	$ 886	49.4%
Area developer fees	1,649	1,880	-12.3%
Royalties and advertising fees	1,199	1,180	1.6%
Financial products	200	169	18.3%
Interest income	1,784	2,200	-18.9%
Tax preparation fees, net of discounts	391	242	61.6%
Other revenue	1,187	760	56.2%
Total revenues	7,734	7,317	5.7%

Operating expenses:
Employee compensation and benefits	9,665	8,196	17.9%
Selling, general, and administrative expenses	10,353	7,744	33.7%
Area developer expense	924	705	31.1%
Advertising expense	2,979	2,507	18.8%
Depreciation, amortization, and impairment charges	2,029	1,745	16.3%
Total operating expenses	25,950	20,897	24.2%
Loss from operations	(18,216)	(13,580)	34.1%

Other income (expense):
Foreign currency transaction loss	(9)	(5)	80.0%
Gain on sale of available-for-sale securities	—	188	-100.0%
Interest expense	(566)	(357)	58.5%
Loss before income taxes	(18,791)	(13,754)	36.6%
Income tax benefit	(7,463)	(5,276)	41.5%
Net loss	$ (11,328)	$ (8,478)	33.6%

Net loss per share of Class A and Class B
common stock
Basic and diluted	$ (0.89)	$ (0.66)	34.8%

Weighted-average shares outstanding	12,680,306	12,926,060	-1.9%

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Table C
Liberty Tax, Inc.
Condensed Consolidated Statements of Operations
Unaudited, amounts in thousands, except per share and share data

	Six months ended October 31,
	2014	2013	% change
Revenues:
Franchise fees	$ 2,028	$ 1,925	5.4%
Area developer fees	3,474	3,683	-5.7%
Royalties and advertising fees	2,893	2,629	10.0%
Financial products	657	618	6.3%
Interest income	3,978	4,434	-10.3%
Tax preparation fees, net of discounts	906	628	44.3%
Other revenue	1,637	1,465	11.7%
Total revenues	15,573	15,382	1.2%

Operating expenses:
Employee compensation and benefits	18,080	14,285	26.6%
Selling, general, and administrative expenses	17,878	14,010	27.6%
Area developer expense	1,665	1,533	8.6%
Advertising expense	5,861	5,191	12.9%
Depreciation, amortization, and impairment charges	4,328	3,323	30.2%
Total operating expenses	47,812	38,342	24.7%
Loss from operations	(32,239)	(22,960)	40.4%

Other income (expense):
Foreign currency transaction loss	(10)	(12)	-16.7%
Gain on sale of available-for-sale securities	—	188	-100.0%
Interest expense	(867)	(602)	44.0%
Loss before income taxes	(33,116)	(23,386)	41.6%
Income tax benefit	(13,144)	(8,981)	46.4%
Net loss	$ (19,972)	$ (14,405)	38.6%

Net loss per share of Class A and Class B
common stock
Basic and diluted	$ (1.56)	$ (1.12)	39.3%

Weighted-average shares outstanding	12,773,789	12,910,673	-1.1%

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Table D
Liberty Tax, Inc.
Condensed Consolidated Statements of Cash Flows
Unaudited, amounts in thousands
	Six months ended October 31,
	2014	2013
Cash flows from operating activities:
Net loss	$ (19,972)	$ (14,405)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	3,208	3,430
Depreciation, amortization, and impairment charges	4,328	3,323
Stock-based compensation expense related to equity classified awards	1,508	741
Stock-based compensation income related to liability classified awards	—	(872)
Gain on bargain purchases and sales of Company-owned offices	(287)	(518)
Deferred tax expense	2,158	2,598
Gain on sale of available-for-sale securities	—	(188)
Changes in accrued income taxes	(30,322)	(17,654)
Changes in other assets and liabilities	(1,051)	(4,336)
Net cash used in operating activities	(40,430)	(27,881)

Cash flows from investing activities:
Issuance of operating loans to franchisees	(20,577)	(17,420)
Payments received on operating loans to franchisees	1,770	1,230
Purchases of Company-owned offices and area developer rights	(2,701)	(4,436)
Proceeds from sale of Company-owned offices and area developer rights	3,300	205
Proceeds from sale of available-for-sale securities	—	456
Purchases of property, equipment, and software	(7,129)	(5,463)
Net cash used in investing activities	(25,337)	(25,428)

Cash flows from financing activities:
Proceeds from the exercise of stock options	8,145	2,998
Repurchase of common stock	(33,699)	(2,495)
Repayment of amounts due to former area developers	(4,211)	(1,439)
Repayment of other long-term debt	(928)	(979)
Borrowings under revolving credit facility	52,874	43,104
Repayments under revolving credit facility	(1,163)	(4,645)
Payment for debt issue costs	(917)	—
Tax benefit of stock option exercises	4,273	416
Net cash provided by financing activities	24,374	36,960

Effect of exchange rate changes on cash, net	(82)	(57)
Net decrease in cash and cash equivalents	(41,475)	(16,406)
Cash and cash equivalents at beginning of period	46,080	19,013
Cash and cash equivalents at end of period	$ 4,605	$ 2,607

Supplemental cash flow data:
Cash paid for interest, net of capitalized interest	$ 578	$ 455
Cash paid for taxes, net of refunds	10,748	6,143

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Table E
Liberty Tax, Inc.
Non-GAAP Financial Information
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with generall accepted accounting principles (GAAP). However, we believe certain non-GAAP performance measure and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. Reconciliations to GAAP financial measures are provided below. These non-GAAP financial measures should be viewed in addition to , not as an alternative for, our reported GAAP results.

Three Months Ended October 31, 2014
	Revenues	Expenses	Loss from Operations	EBITDA	Pretax Loss	Net Loss	EPS
As Reported	$7,734	$25,950	$(18,216)	$(16,196)	$(18,791)	$(11,328)	$(0.89)

Adjustments:

Gain on available-for-sale securities	—	—	—	—	—	—	—
Executive severance(1)	—	(1,134)	1,134	1,134	1,134	684	0.05
Restatement costs	—	—	—	—	—	—	—
Litigation settlements	(37)	(2,130)	2,093	2,093	2,093	1,262	0.10
Subtotal of adjustments	(37)	(3,264)	3,227	3,227	3,227	1,946	0.15

As Adjusted	7,697	22,686	(14,989)	(12,969)	(15,564)	(9,382)	(0.74)

Stock-based compensation expense	—	(420)	420	420

As Adjusted	$7,697	$22,266	$(14,569)	$(12,549)

Three Months Ended October 31, 2013
	Revenues	Expenses	Loss from Operations	EBITDA	Pretax Loss	Net Loss	EPS
As Reported	$7,317	$20,897	$(13,580)	$(11,652)	$(13,754)	$(8,478)	$(0.66)

Adjustments:

Gain on available-for-sale securities	—	—	—	(188)	(188)	(116)	(0.01)
Executive severance(1)	—	(614)	614	614	614	378	0.03
Restatement costs	—	(693)	693	693	693	427	0.04
Litigation settlements	(44)	(60)	16	16	16	10	—
Subtotal of adjustments	(44)	(1,367)	1,323	1,135	1,135	699	0.06

As Adjusted	7,273	19,530	(12,257)	(10,517)	(12,619)	(7,779)	(0.60)

Stock-based compensation expense	—	(466)	466	466

As Adjusted	$7,273	$19,064	$(11,791)	$(10,051)

(1) Includes stock based compensation expense

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Table F
Liberty Tax, Inc.
Non-GAAP Financial Information
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with generall accepted accounting principles (GAAP). However, we believe certain non-GAAP performance measure and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. Reconciliations to GAAP financial measures are provided below. These non-GAAP financial measures should be viewed in addition to , not as an alternative for, our reported GAAP results.

Six Months Ended October 31, 2014
	Revenues	Expenses	Loss from Operations	EBITDA	Pretax Loss	Net Loss	EPS
As Reported	$15,573	$47,812	$(32,239)	$(27,921)	$(33,116)	$(19,972)	$(1.56)

Adjustments:

Gain on available-for-sale securities	—	—	—	—	—	—	—
Executive severance(1)	—	(1,617)	1,617	1,617	1,617	975	0.08
Restatement costs	—	—	—	—	—	—	—
Litigation settlements	(41)	(2,130)	2,089	2,089	2,089	1,260	0.09
Subtotal of adjustments	(41)	(3,747)	3,706	3,706	3,706	2,235	0.17

As Adjusted	15,532	44,065	(28,533)	(24,215)	(29,410)	(17,737)	(1.39)

Stock-based compensation expense	—	(914)	914	914

As Adjusted	$15,532	$43,151	$(27,619)	$(23,301)

Six Months Ended October 31, 2013
	Revenues	Expenses	Loss from Operations	EBITDA	Pretax Loss	Net Loss	EPS
As Reported	$15,382	$38,342	$(22,960)	$(19,461)	$(23,386)	$(14,405)	$(1.12)

Adjustments:

Gain on available-for-sale securities	—	—	—	(188)	(188)	(116)	(0.01)
Executive severance(1)	—	(614)	614	614	614	378	0.03
Reclassification of stock-based compensation expense(2)	—	872	(872)	(872)	(872)	(537)	(0.04)
Restatement costs	—	(792)	792	792	792	488	0.04
Litigation settlements	(46)	(60)	14	14	14	9	—
Subtotal of adjustments	(46)	(594)	548	360	360	222	0.02

As Adjusted	15,336	37,748	(22,412)	(19,101)	(23,026)	(14,183)	(1.10)

Stock-based compensation expense	—	(641)	641	641

As Adjusted	$15,336	$37,107	$(21,771)	$(18,460)

(1) Includes stock based compensation expense
(2) Related to conversion from liability to equity instruments

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